EXHIBIT 10.1

                            PATENT PURCHASE AGREEMENT

         This PATENT PURCHASE AGREEMENT ("Agreement") is entered into on April 16, 2004 ("Effective Date") by and between Buck International LLC with an office at 171 Main St. #271, Los Altos, California 94022 ("Purchaser"), and Arkona, Inc. with an office at 10542 South Jordan Gateway, Suite 200, South Jordan, Utah 84095 ("Seller"). The parties hereby agree as follows.

1.       BACKGROUND

1.1 Seller owns certain United States Letters Patents and/or applications for United States Letters Patents and/or related foreign patents and applications.

1.2 Seller wishes to sell its right, title and interest in such patents and applications to Purchaser.

1.3      Purchaser wishes to purchase such patents and applications.

2.       DEFINITIONS

2.1 "Assignment Agreements" means the agreements assigning ownership of the Patents from the inventors and/or prior owners to Seller.

2.2 "List of Prosecution Counsel" means the names and addresses of prosecution counsel who prosecuted the Patents and who are currently handling the Patents.

2.3 "Patents" means those patents and applications listed in Exhibit A hereto, and all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents and applications; provisional patent applications that are or will be continuations or continuations in part of such patents and applications; and foreign counterparts to any of the foregoing including without limitation utility models.

3. DELIVERY AND PAYMENT

3.1 Delivery. Within ten (10) days following the Effective Date, Seller shall deliver to Purchaser an executed copy of the Assignment of Patent Rights in Exhibit B hereto, the Assignment Agreements, the List of Prosecution Counsel, and all files and original documents owned or controlled by Seller (including without limitation Letters Patents) relating to the Patents including, without limitation, all prosecution files for pending patent applications included in the Patents, and its own files relating to the issued Patents.

3.2 Payment. Within ten (10) days following Seller's delivery to Purchaser of the items listed in Section 3.1, Purchaser shall pay to Seller the amount of One Hundred Thousand dollars ($100,000.00).

4. TRANSFER OF PATENTS

4.1 Patent Assignment. Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to the Patents and all inventions and discoveries described therein, including without limitation, all rights of Seller under the Assignment Agreements, and all rights of Seller to collect royalties under such Patents.

4.2 Assignment of Causes of Action. Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to all causes of action and enforcement rights, whether currently pending, filed, or otherwise, for the Patents and all inventions and discoveries described therein, including without limitation all rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patents.

5. ADDITIONAL OBLIGATIONS

5.1 Further Cooperation. At the reasonable request of Purchaser, Seller shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including without limitation execution, acknowledgment and recordation of other such papers, and using best efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.

5.2 Payment of Fees. Seller shall pay any maintenance fees, annuities, and the like due on the Patents for a period of thirty (30) days following the Effective Date.

6. REPRESENTATIONS AND WARRANTIES


         Except as specifically described on Exhibit C to this Agreement, Seller hereby represents and warrants to Purchaser as follows:

6.1 Authority. Seller has the right and authority to enter into this Agreement and to carry out its obligations hereunder.

6.2 Title and Contest. Seller has good and marketable title to the Patents, including without limitation all rights, title, and interest in the Patents to sue for infringement thereof. The Patents are free and clear of all liens, mortgages, security interests or other encumbrances, and restrictions on transfer. There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Patents. There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Patents.

6.3 Existing Licenses. No rights or licenses have been granted under the Patents.

6.4 Restrictions on Rights. Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Patents as a result of the transaction contemplated in this Agreement, or any prior transaction related to the Patents.

6.5 Conduct. None of Seller or its representatives has engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Patents or hinder their enforcement, including but not limited to misrepresenting Seller's patent rights to a standard-setting organization.

6.6 Enforcement. Seller has not put a third party on notice of actual or potential infringement of any of the Patents or considered enforcement action(s) with respect to any of the Patents.

6.7 Patent Office Proceedings. None of the Patents have been or are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding and that no such proceedings are pending or threatened.

6.8 Fees. All maintenance fees, annuities, and the like due on the Patents have been timely paid.

6.9 Consents. Seller has obtained all third party consents, approvals, and/or other authorizations required to make the assignments of Section 4.

6.10 Validity and Enforceability. The Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and Seller has not received any notice or information of any kind from any source suggesting that the Patents may be invalid or unenforceable.

7.       MISCELLANEOUS

7.1 License Grant Back. Purchaser hereby grants to Seller a royalty-free, fully paid-up, irrevocable, non-transferable, non-exclusive worldwide license to make, have made, use, sell, offer to sell, import and export any product or process (or use thereof) that is covered by or claimed or embodied in any of the Patents.

7.2 Limitation on Consequential Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

7.3 Limitation of Liability. EXCEPT IN THE CASE OF FRAUD, EACH PARTY'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE SALES PRICE OF ONE HUNDRED THOUSAND DOLLARS ($100,000.00). THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

7.4 Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

7.5 Confidentiality of Terms. The parties hereto shall keep the terms of this Agreement confidential and shall not now or hereafter divulge any of this information to any third party except: (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process, including in confidence to legal and financial advisors in their capacity of advising a party in such matters; (c) during the course of litigation as long as the disclosure of such terms and conditions are restricted in the same manner as the confidential information of other litigating parties; or (d) in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions; provided that, in (b) through (d) above, the disclosing party shall use all legitimate and legal means available to minimize disclosure to third parties, including without limitation seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing party shall provide the other party with at least ten (10) days prior written notice of the disclosure.

7.6 Governing Law. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware without regard to principles of conflict of laws.

7.7 Jurisdiction. Each party hereby agrees to jurisdiction and venue in the courts of the State of Utah or the Federal courts sitting therein for all disputes and litigation arising under or relating to this Agreement.

7.8 Entire Agreement. The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument. The following exhibits are attached hereto and incorporated herein: Exhibit A (entitled "Patent Rights to be Assigned"); Exhibit B (entitled "Assignment of Patent Rights") and Exhibit C (entitled "Exceptions to Seller's Representations".

7.9 Notices: All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

         If to Seller                                 If to Purchaser
         ------------                                 ---------------
         Arkona, Inc.                                 Buck International, LLC
         10542 South Jordan Gateway, Suite 200        171 Main St. #271.
         South Jordan, Utah  84095                    Los Altos, CA  94022
         Attn: Alan Rudd                              Attn: Managing Director

         Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

7.10 Relationship of Parties. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Seller and Purchaser.

7.11 Equitable Relief. Seller agrees that damages alone would be insufficient to compensate Purchaser for a breach of this Agreement, acknowledges that irreparable harm would result from a breach of this Agreement, and consents to the entering of an order for injunctive relief to prevent a breach or further breach, and the entering of an order for specific performance to compel performance of any obligations under this Agreement.

7.12 Severability. The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

7.13 Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

7.14 Assignment. The terms and conditions of this Agreement shall inure to the benefit of Purchaser, its successors, assigns and other legal representatives, and shall be binding upon Seller, its successor, assigns and other legal representatives.

         In witness whereof, the parties have executed this Patent Purchase Agreement as of the Effective Date:


Buck International LLC                               Arkona, Inc.
Purchaser                                            Seller

/s/   [illegible]                                    /s/ Alan Rudd
-------------------------                            -----------------------
Signature                                            Signature

N/A                                                  Alan Rudd
-------------------------                            -----------------------
Printed Name                                         Printed Name

Managing Director                                    Chief Executive Officer
-------------------------                            -----------------------
Title                                                Title

June 2004                                            June 2004
-------------------------                            -----------------------
Date                                                 Date



                                                                                                             Exhibit A

                          Patent Rights To Be Assigned
------------------------- ------------- ---------------------- --------------------------------------------------------

       Patent or
     Application No.         Country        Filing Date                         Title and Inventor(s)
------------------------- ------------- ---------------------- --------------------------------------------------------
       5,999,947              U.S.      May 27, 1997           DISTRIBUTING DATABASE DIFFERENCES CORRESPONDING TO
                                                               DATABASE CHANGE EVENTS MADE TO A DATABASE TABLE
                                                               LOCATED ON A SERVER COMPUTER
                                                               Inventors: John M. Zollinger, Salt Lake City, Utah;
                                                               Johnathan Devine, San Francisco, Calif.
------------------------- ------------- ---------------------- --------------------------------------------------------
       6,321,236              U.S.      August 3, 1999         DISTRIBUTING DATABASE DIFFERENCES CORRESPONDING TO
                                                               DATABASE CHANGE EVENTS MADE TO A DATABASE TABLE
                                                               LOCATED ON A SERVER COMPUTER
                                                               Inventors: John M. Zollinger, Salt Lake City, Utah;
                                                               Johnathan Devine, San Francisco, Calif.
------------------------- ------------- ---------------------- --------------------------------------------------------

                                                                     Exhibit B


                           ASSIGNMENT OF PATENT RIGHTS

For good and valuable consideration, the receipt of which is hereby acknowledged, Arkona, Inc. having offices at 10542 South Jordan Gateway, Suite 200, South Jordan, Utah 84095 ("Assignor"), does hereby sell, assign, transfer and convey unto Buck International LLC, a Delaware limited liability company, having an office at 171 Main Street, #271, Los Altos, California 94022 ("Assignee") or its designees, all of Assignor's right, title and interest in and to the patent applications and patents listed below, any patents, registrations, or certificates of inventions issuing on any patent applications listed below, the inventions disclosed in any of the foregoing, any and all counterpart United States, international and foreign patents, applications and certificates of inventions based upon or covering any portion of the foregoing, and all reissues, re-examinations, divisionals, renewals, extensions, provisionals, continuations and continuations in-part of any of the foregoing (collectively "Patent Rights"):


       Patent or
     Application No.         Country        Filing Date                         Title and Inventor(s)
------------------------- ------------- ---------------------- --------------------------------------------------------
       5,999,947              U.S.      May 27, 1997           DISTRIBUTING DATABASE DIFFERENCES CORRESPONDING TO
                                                               DATABASE CHANGE EVENTS MADE TO A DATABASE TABLE
                                                               LOCATED ON A SERVER COMPUTER
                                                               Inventors: John M. Zollinger, Salt Lake City, Utah;
                                                               Johnathan Devine, San Francisco, Calif.
------------------------- ------------- ---------------------- --------------------------------------------------------
       6,321,236              U.S.      August 3, 1999         DISTRIBUTING DATABASE DIFFERENCES CORRESPONDING TO
                                                               DATABASE CHANGE EVENTS MADE TO A DATABASE TABLE
                                                               LOCATED ON A SERVER COMPUTER
                                                               Inventors: John M. Zollinger, Salt Lake City, Utah;
                                                               Johnathan Devine, San Francisco, Calif.
------------------------- ------------- ---------------------- --------------------------------------------------------

Assignor represents, warrants and covenants that, to its knowledge: (i) it is the sole owner and assignee and holder of record title to the Patent Rights identified above, (ii) it has obtained and properly recorded previously executed assignments for all patent applications and patents identified above as necessary to fully perfect its rights and title therein in accordance with governing law and regulations in each respective jurisdiction, and (iii) it has full power and authority to make the present assignment. Assignor shall indemnify and hold harmless Assignee for any breach of the foregoing.

Assignor further agrees to and hereby does sell, assign, transfer and convey unto Assignee all of its rights: (i) in and to causes of action and enforcement rights for the Patent Rights including all rights to pursue damages, injunctive relief and other remedies for past and future infringement of the Patent Rights, and (ii) to apply in any or all countries of the world for patents, certificates of invention or other governmental grants for the Patent Rights, including without limitation under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement or understanding. Assignor also hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents or certificates of invention which may be granted upon any of the Patent Rights in the name of Assignee, as the assignee to the entire interest therein.

Assignor will, at the reasonable request of Assignee and without demanding any further consideration therefor, do all things necessary, proper, or advisable, including without limitation the execution, acknowledgment and recordation of specific assignments, oaths, declarations and other documents on a country-by-country basis, to assist Assignee in obtaining, perfecting, sustaining, and/or enforcing the Patent Rights. Such assistance shall include providing, and obtaining from the respective inventors, prompt production of pertinent facts and documents, giving of testimony, execution of petitions, oaths, powers of attorney, specifications, declarations or other papers and other assistance reasonably necessary for filing patent applications, complying with any duty of disclosure, and conducting prosecution, reexamination, reissue, interference or other priority proceedings, opposition proceedings, cancellation proceedings, public use proceedings, infringement or other court actions and the like with respect to the Patent Rights.

The terms and conditions of this Assignment shall inure to the benefit of Assignee, its successors, assigns and other legal representatives, and shall be binding upon Assignor, its successor, assigns and other legal representatives. IN WITNESS WHEREOF this Assignment of Patent Rights is executed at on June [illegible], 2004.
ASSIGNOR

By:      /s/ Alan Rudd
         --------------------------------------------
Name:    Alan Rudd
         --------------------------------------------
Title:   Chief Executive Officer
         --------------------------------------------

(Signature MUST be notarized)

                                                                    Exhibit C


                     Exceptions to Seller's Representations

None.